Exhibit 23.3

2322 Tremont Drive • Baton Rouge, LA 70809

178 Del Orleans Avenue, Suite C • Denham Springs, LA 70726

Phone: 225.928.4770 • Fax: 225.926.0945

650 Poydras Street, Suite 1200 • New Orleans, LA 70130

Phone: 504.274.0200 • Fax: 504.274.0201

www.htbcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Heritage NOLA Bancorp, Inc. filed with the Securities and Exchange Commission, the Form H-(e)1 filed with the Board of Governors of the Federal Reserve System, and the Form AC filed with the Office of the Comptroller of the Currency, of our report dated March 8, 2017 on our audits of the balance sheets of Heritage Bank of St. Tammany as of December 31, 2016 and 2015, and the related statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2016, appearing in the Prospectus, which is part of this Registration Statement, the Form H-(e)1, and the Form AC. We also consent to the references to our firm under the captions “Experts” and “Legal Matters” in the Prospectus.

New Orleans, Louisiana
March 10, 2017